EXHIBIT 10.61
Infogrames Entertainment SA
1 Place Verrazzano
69252 Lyon Cedex 09
France
July 18,2007
Atari, Inc.
417 Fifth Avenue
New York, NY 10016
Ladies and Gentlemen:
          Reference is made to the License Agreement, dated as of December 6, 2000, by and between Hasbro, Inc., a Rhode Island corporation (“Licensor”) and Infogrames Entertainment SA, a société anonyme organized under the Laws of France (“IESA”) (as such agreement was amended from time to time prior to June 3, 2005, the “Original License Agreement”), and to the Amended and Restated License Agreement between such parties, dated as of June 3, 2005 (the “Amended and Restated License Agreement”). Reference is also made to the Distribution Agreement (as amended and supplemented and in full force as of the date hereof, the “Distribution Agreement”) by and between Infogrames Europe SA (f/k/a Infogrames Multimedia SA), IESA and Atari, Inc, (f/k/a Infogrames. Inc.), a Delaware corporation (“Atari”) dated as of October 2, 2000. Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Amended and Restated License Agreement.
     A. Representations and Warranties by Atari
          Atari hereby represents and warrants that (i) attached hereto as Exhibit A is a true and complete list as of the date hereof of each agreement entered into by Atari or any of its subsidiaries authorizing any Person to engage in any Licensed Activities regarding any Licensed Product (each, an “Atari Sublicense” and collectively, the “Atari Sublicenses”) and (ii) except as set forth on Exhibit A, there are no sublicense agreements authorized by Atari or any of its subsidiaries that remain in effect with respect to any 2005 Terminated Rights (as defined below).
     B. Representations and Warranties by IESA
          IESA hereby represents and warrants that it has provided to Atari true and complete copies of each of the following agreements: (i) the termination agreement with respect to the Amended and Restated License Agreement (the “Termination Agreement”) entered into by and between IESA and Licensor as of the date hereof; and (ii) the amendment to the Dungeons & Dragons License Agreement (such agreement, as amended prior to the date hereof, the “D&D License Agreement”), dated as of June 3, 2005, entered into by and between IESA and Licensor as of the date hereof (such amendment, the “D&D License Amendment”). The Termination

Agreement and the D&D License Amendment are the only agreements between IESA and Licensor, or any of their respective subsidiaries, in connection with the termination of the rights that are the subject of the Amended and Restated License Agreement, and the only consideration being paid by Licensor (or a subsidiary of Licensor) to IESA (or a subsidiary of IESA) in connection therewith is the consideration described in, and being paid pursuant to, the Termination Agreement.
     C. Acknowledgement and Agreement by IESA and Atari
          Each of IESA and Atari hereby acknowledges and agrees that:
          1. the rights granted by Licensor pursuant to the Original License Agreement, to the extent not continued pursuant to the Amended and Restated License Agreement, or the D&D License Agreement, were terminated (the “2005 Terminated Rights”) by Licensor as of June 3, 2005 and neither IESA nor Atari nor any party authorized by them held any interest in the 2005 Terminated Rights subsequent to such date, other than any sell-off rights and rights to continue certain specified sublicenses existing as of such time to the extent provided in the Amended and Restated License Agreement;
          2. the agreements and understandings between Atari and IESA, including the Distribution Agreement, convey to Atari only the right to exploit rights granted to IESA in the Amended and Restated License Agreement solely for so long as they are held by IESA pursuant to the Amended and Restated License Agreement and there is no limitation under any agreement or understanding between Atari and IESA or any of their affiliates, including without limitation the Distribution .Agreement and any arrangement referred to in Section 4.d, restricting or prohibiting IESA from terminating the Amended and Restated License Agreement and, except as expressly provided otherwise in this letter agreement, from retaining any and all amounts received by IESA in connection with such termination;
          3. as a result of the termination of the Original License Agreement as of June 3, 2005 and the termination of the Amended and Restated License Agreement as of the date hereof, IESA no longer holds any or all of the rights granted under the Original License Agreement or the Amended and Restated License Agreement (except to the extent continued under the D&D License Agreement, as amended by the D&D License Amendment) and Atari’s and its subsidiaries’, and any other sublicensee’s ability to exploit any of such rights (“Loss of Rights”) have been, or shall be as of the date hereof, eliminated; provided that the foregoing shall not limit the rights of the sublicensees under the Atari Sublicenses which (i) are being assigned to Licensor as provided below, or (ii) will not be assigned to Licensor as of the date hereof and will remain outstanding and in full force and effect as demarcated by an asterisk next to it on Exhibit A;
          4. in connection with the termination of the Amended and Restated License Agreement pursuant to the Termination Agreement,
          a. as of the date hereof Atari (and any applicable subsidiary thereof) shall assign to Licensor on the date hereof each Atari Sublicense without an asterisk next to it on Exhibit A hereto, and Licensor shall assume the obligations and liabilities thereunder arising after the date hereof (and, for the avoidance of doubt, Atari shall remain responsible for and discharge all obligations and liabilities thereunder arising on or prior to the date hereof);
          b. Atari shall cooperate with Licensor in arranging for all correspondence from and after the date hereof in respect of the Atari Sublicenses to be directed to Licensor and Atari shall remit to Licensor the full amount of any royalties or other payments earned pursuant to the Atari Sublicenses in respect of any period (or portion thereof) beginning on or after the date hereof, it being understood and agreed that Atari shall have the right to retain and not to remit to Licensor any royalties or other payments received by Atari pursuant to an Atari Sublicense to the extent such royalties or payments are earned by Atari in respect of any period (or portion thereof) ending prior to the date hereof;
          c. Atari shall provide to Licensor all financial reports and other information reasonably requested by Licensor that are in the possession of Atari and relate to the rights and obligations of Atari, and any counterparty, under the Atari Sublicenses, subject to compliance with applicable confidentiality provisions that are not waived;
          d. Without limiting any other term herein, to the extent Atari holds, pursuant to any arrangement with IESA or otherwise, any interest in any of the sublicenses entered into by Atari Interactive, Inc. set forth on Exhibit B hereto (the “Atari Interactive Sublicenses”), Atari hereby relinquishes any such interest and (1) Atari hereby consents to IESA assigning, or causing the assignment of, any of the Atari Interactive Sublicenses, to Licensor, and (2) to the extent any of the Atari Interactive Sublicenses is a Restricted Contract (as defined in the Termination Agreement) or is a Blended Contract (as defined in the Termination Agreement), Atari hereby consents to IESA providing Licensor, or causing Licensor to be provided, with the rights and benefits of such Restricted Contract or such portion of the Blended Contract relating to the properties licensed under the License Agreement, as the case may be;
          e. Atari agrees to take all actions reasonably necessary to assist IESA and Licensor with effecting the provisions set forth in Section 1 .b. and Section 5 of the Termination Agreement with respect to any of the sublicenses set forth on Exhibit A and Exhibit B, hereto; and
          f. IESA and Atari agree that except as provided otherwise pursuant to this letter agreement, with respect to each of the Atari Sublicenses listed on Exhibit A that Atari shall assign to Licenso, Atari shall have no obligation or liability with respect to such Atari Sublicenses in respect of any period beginning on the date of assignment, and IESA shall indemnify and hold harmless Atari with respect thereto, including any action or inaction by Licensor which results in any claim against or liability of Atari under such Atari Sublicense.
          5. Atari, on behalf of itself and each of its subsidiaries and affiliates and their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, and representatives hereby unequivocally release and forever discharge the Licensor, IESA and their respective affiliates, and each of their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, representatives, and shareholders from any and all claims (including but not limited to claims as defined in 11 U.S.C. § 101(5)) resulting from the

Loss of Rights, whether or not asserted or raised and existing, or alleged to exist or to have existed, or whether known or unknown, at any time from the beginning of the world to and including the date hereof (the “Atari Release”);
          6. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LETTER AGREEMENT, ATARI GIVES NO WARRANTY OR INDEMNITY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE OBLIGATIONS OF IESA IN CONNECTION WITH (I) THE D&D LICENSE AMENDMENT AND (II) THE TERMINATION OF THE AMENDED AND RESTATED LICENSE AGREEMENT AND SHALL ASSUME NO LIABILITY OR EXPENSE ARISING FROM ANY CLAIM IN CONNECTION WITH ANY ACT OR OMISSION OF IESA IN RESPECT OF ANY COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT THAT IS THE SUBJECT-MATTER THEREOF; PROVIDED, HOWEVER. THAT NOTHING IN THIS SECTION SHALL RELIEVE ATARI OF ITS OBLIGATION TO REMIT TO LICENSOR ANY ROYALTIES OR OTHER PAYMENTS PURSUANT TO SECTION 4.b. HEREOF; and
          7. without limiting any other provision hereof, the Audit Committee of Atari’s board of directors, comprised entirely of independent directors, and the board of directors of Atari, have, duly approved (with a true and correct copy of such resolutions being attached hereto as Exhibit C), and Atari has agreed to the foregoing, including the Atari Release, in exchange for good and valuable consideration, consisting of $4 million, the receipt and sufficiency of which Atari hereby acknowledges; and
          8. Licensor is an intended beneficiary of this letter agreement.
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Very truly yours, INFOGRAMES ENTERTAINMENT SA
By	/s/ Illegible
Name:
Title:

Accepted and agreed to: ATARI, INC.
By
Name:
Title:

Very truly yours, INFOGRAMES ENTERTAINMENT SA
By
Name:
Title:

Accepted and agreed to: ATARI, INC.
By	/s/ David Pierce		7/18/07
	Name:	David Pierce
	Title:	President and CEO